Exhibit 21

MDC PARTNERS INC.
SUBSIDIARIES OF THE REGISTRANT

HOLDING COMPANIES	Jurisdiction of
Name	Incorporation/Formation

Hello Acquisition Inc.	Delaware
KBP Holdings LLC	Delaware
Maxxcom Inc.	Delaware
Maxxcom (Nova Scotia) Corp.	Nova Scotia
Maxxcom (USA) Holdings Inc.	Delaware
Maxxcom (USA) Finance Company	Delaware
MDC Acquisition Inc.	Delaware
MDC Corporate (US) Inc.	Delaware
MDC/CPB Holdings Inc. (f/k/a CPB Acquisition Inc.)	Delaware
MDC/KBP Acquisition Inc.	Delaware
MF+P Acquisition Co.	Delaware
TC Acquisition Inc.	Delaware
ZG Acquisition Inc.	Delaware

OPERATING COMPANIES	Jurisdiction of
Name	Incorporation/Formation

656712 Ontario Limited (d/b/a “Onbrand”)	Ontario
6degrees Integrated Communications Inc. (f/k/a Accumark Communications Inc.)	Ontario
72andSunny Partners LLC	Delaware
939 GP Inc.	Ontario
Accent Marketing Services, L.L.C.	Delaware
Adrenalina LLC	Delaware
Allison & Partners LLC	Delaware
Anomaly Partners LLC	Delaware
Ashton-Potter Canada Inc.	Ontario
Attention Partners LLC	Delaware
Bruce Mau Design Inc.	Ontario
Bryan Mills Iradesso Corp.	Ontario
Capital C Partners LP	Ontario
Communifx Partners LLC	Delaware
Company C Communications LLC	Delaware
Clifford/Bratskeir Public Relations LLC	Delaware
Colle & McVoy LLC	Delaware
Computer Composition of Canada Inc.	Ontario
Crispin Porter & Bogusky LLC	Delaware
Dotglu, LLC	Delaware
Hello Design, LLC	California
henderson bas partnership	Ontario
HL Group Partners LLC	Delaware
Hudson and Sunset Media LLC (f/k/a Shout Media LLC)	Delaware
Integrated Media Solutions Partners LLC	Delaware
Kbs+p Atlanta LLC (f/k/a Fletcher Martin LLC)	Delaware
Kbs+p Canada Inc. (f/k/a Allard Johnson Communications Inc.)	Ontario
Kenna Communications LP	Ontario
Kirshenbaum Bond Senecal & Partners LLC	Delaware
Kirshenbaum Bond & Partners West, LLC	Delaware
Kwittken PR LLC	Delaware
MDC Travel Inc.	Delaware
Mono Advertising LLC	Delaware
Northstar Research Partners Inc.	Ontario
Northstar Research Partners (USA) LLC	Delaware
Redscout LLC	Delaware
Relevent Partners LLC	Delaware
Skinny NYC LLC	Delaware
Sloane & Company LLC	Delaware
Source Marketing, LLC	New York
TargetCom, LLC	Delaware
The Arsenal LLC (f/k/a Team Holdings LLC)	Delaware
Veritas Communications Inc.	Ontario
VitroRobertson LLC	Delaware
Yamamoto Moss Mackenzie Inc.	Delaware
Crispin Porter + Bogusky Canada Inc. (f/k/a Zig Inc.)	Ontario
Zyman Group, LLC	Delaware